Exhibit(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 25, 2013